Exhibit 13 under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K



                                                                January 1, 1998



Federated Core Trust
Federated Investors Funds
5800 Corporate Drive
Pittsburgh, PA  15237-7000


Ladies and Gentlemen:

      With respect to our purchase from you of shares of beneficial interest (the "Initial Shares") of each of the following series (each a "Fund") of Federated Core Trust (the "Trust"):

                            High Yield Bond Portfolio

we hereby advise you that we are purchasing the Initial Shares of the Fund for investment purposes with no present intention to dispose of them either through resale to others or redemption by the Trust.


                                    Very truly yours,

                                    Investment Company



                                    Name:  _____________________
                                    Title:  ______________________